EXHIBIT 99.7

BENEFICIAL OWNER ELECTION FORM
INSTRUCTIONS

To [______________]:

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of common stock, par value $0.01 (the “Common Stock”), of Keystone Consolidated Industries, Inc. (the “Company”).

With respect to any instructions to exercise (or not to exercise) Subscription Rights, the undersigned acknowledges that this form must be completed and returned such that it will actually be received by you by 5:00 p.m., Eastern Time, on [____________], the last business day prior to the scheduled expiration date of the Subscription Rights Offering of [____________], which may be extended by the Company in its sole discretion.

This will instruct you whether to exercise Subscription Rights to purchase shares of the Common Stock distributed with respect to the shares of the Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related “Instructions as to Use of Subscription Rights Certificates.”

Box 1.  ☐ Please DO NOT EXERCISE SUBSCRIPTION RIGHTS for shares of Common Stock.

Box 2.  ☐ Please EXERCISE SUBSCRIPTION RIGHTS for shares of Common Stock as set forth below.

The number of Subscription Rights for which the undersigned gives instructions for exercise under the Basic Subscription Right should not exceed the number of Subscription Rights that the undersigned is entitled to exercise.

	Number of Shares of Common Stock		Per Share Subscription Price		Payment

Basic Subscription Right:		x	$ 10.00	=	$ (Line 1)
Oversubscription Right:		x	$ 10.00	=	$ (Line 2)
Total Payment Required:					$(Sum of Lines 1 and 2.)

Box 3.  ☐ Payment in the following amount is enclosed $                       .

Box 4.  ☐ Please deduct payment from the following account maintained by you as follows:

_______________________________ Type of Account Amount to be deducted: Date: __________________, 2007
_______________________________
Account No.

$_____________________________
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Signature(s)

Please type or print name(s) below
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